ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is entered into the ____ day of ________, 2000, by and among United Community Banks, Inc., a Georgia corporation, ("United"), Wachovia Securities, Inc., a North Carolina corporation ("WSI") and SunTrust Bank, a Georgia state chartered bank, as Escrow Agent ("Escrow Agent").

         WHEREAS, United contemplates a public offering of a minimum of 350,000 shares (the "Minimum Purchase") up to a maximum of 450,000 shares of its common stock, par value $1.00 per share (the "Common Stock") at a public offering price of $38.00 per share (the "Offering"); and

         WHEREAS,   in  connection  with  the  Offering,   United  has  filed  a
Registration Statement on Form S-3 (File No. 333-_____) with the Securities & Exchange Commission (the "Registration Statement"); and

         WHEREAS, pursuant to a Broker Dealer Agreement dated March 31, 2000, by and between United and WSI (the "Broker Dealer Agreement"), WSI agreed to act as a sponsoring Dealer in connection with the sale of Common Stock to investors in the State of North Carolina (the "NC Investors"); and

         WHEREAS, under the terms of the Registration Statement, each investor in the Offering (each an "Investor" and cumulatively the "Investors") will be required to submit a subscription agreement for shares of Common Stock (cumulatively, the "Subscription Agreements"), along with the aggregate purchase price for shares of Common Stock subscribed for ("Subscription Proceeds" or "Fund"); and

         WHEREAS, the parties intend that Escrow Agent receive the Subscription Agreements and the Subscription Proceeds from the Investors, and hold and distribute such Subscription Agreements and Subscription Proceeds in accordance with the terms and conditions set forth herein; and

         WHEREAS, if subscriptions for the Minimum Purchase are not received and accepted by United by the specific date described in, or that date as extended pursuant to, the Registration Statement (the "Offering Termination Date"), all Subscription Proceeds are to be returned to each Investor;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Appointment of Escrow Agent. (a) United hereby appoints Escrow Agent
            --------------------------
for the purpose of holding the Subscription Agreements and Subscription Proceeds in accordance with the terms and conditions contained herein. Escrow Agent hereby accepts such appointment.

         (b) Investors will be instructed to remit their Subscription Agreements and Subscription Proceeds (in the form of check, bank draft or money order payable to SunTrust Bank, as escrow agent for United Community Banks, Inc.) directly to United Community Banks, Inc. and United will promptly send Subscription Proceeds to SunTrust Bank.

         2. Disposition.  (a) Within one business day after receipt by United or
            -----------


WSI of any Subscription Proceeds, it will forward those proceeds to Escrow Agent. WSI agrees to transmit any checks it receives to the Escrow Agent by noon on the day after receipt. Notwithstanding the foregoing, as described in Section 1(b) above, all checks shall be made payable to "SunTrust Bank, as escrow agent for United Commuhnity Banks, Inc."


         (b) Within one (1) business day of United's receipt of any Subscription Agreements for any NC Investor, it will forward that Subscription Agreement to WSI.

         (c) Upon receipt of a Subscription Agreement, United shall determine whether to accept or reject such Subscription Agreement, and shall notify Escrow Agent and WSI (if it is a NC Investor) in writing of same. Within two (2) business days of United's notice of rejection, United shall promptly return to the Investor who executed the rejected Subscription Agreement such Subscription Agreement and will direct the Escrow Agent to refund the amount tendered therewith.

         (d) Upon receipt by Escrow Agent prior to the Offering Termination Date of Subscription Agreements and Subscription Proceeds for a Minimum Purchase which have been accepted in writing by United, the escrow will terminate and Escrow Agent shall (i) within two (2) business days of such receipt forward all Subscription Proceeds then held by it to United; and (ii) after WSI or United notifies Escrow Agent that the Minimum Purchase has been met, thereafter any additional proceeds shall be disbursed to United upon the written direction of United.

         (e) In the event that on the Offering Termination Date, Escrow Agent is not in receipt of Subscription Proceeds for the Minimum Purchase which have been accepted in writing by United, Escrow Agent shall, after notification by United or WSI in writing of same, terminate the escrow and Escrow Agent shall promptly return all Subscription Proceeds delivered to it to each Investor and United will supply SunTrust with Subscription Agreements containing the addresses of the Investors.


         (f) Escrow Agent shall invest any Subscription Proceeds received from Investors in short-term obligations of the United States government, or certificates of deposit issued by SunTrust Bank as may be directed by United in writing, until termination of the escrow. In the absence of written directions, SunTrust will invest the Subscription Proceeds in short-term obligations of the United States government. United will be entitled to all interest earned on the escrow.


         3. Fees.  United agrees to compensate  Escrow Agent in accordance  with
            ----
its schedule for fees attached hereto as Exhibit A.

         4.  Termination  of Escrow  Funds;  Payment  of  Interest.  The  Escrow
             -----------------------------------------------------
Agreement will terminate on the Offering Termination Date. United hereby agrees to provide Escrow Agent advance confirmation of the Offering Termination Date. Within two (2) business days of Escrow Agent's receipt of such notice, Escrow Agent shall forward to United all interest actually earned on Subscription Proceeds then held by Escrow Agent.

         5. Legal Action.  Escrow Agent shall be under no duty to take any legal
            ------------
action in connection with this Agreement or towards its enforcement, or to appear, prosecute or defend any action or legal proceeding that would result in or might require it to incur any cost, expense, loss or liability, unless it shall have been indemnified with respect thereto in accordance with Paragraph 6 of this Agreement.

         6.  Indemnification.  (a) Escrow Agent  undertakes to perform only such
             ---------------
duties as are expressly set forth herein, and no additional duties or obligations shall be implied hereunder. In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may be incurred as a result of Escrow Agent so acting or failing to so act; provided, however, Escrow Agent shall not be relieved from liability for damages arising out of its proven gross negligence or willful misconduct under this Agreement. Escrow Agent shall in no event incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of legal counsel, which may be counsel to any party hereto, given with respect to any question relating to the duties and responsibilities of Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any instrument delivered to Escrow Agent and believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) United warrants to and agrees with Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Fund or any part of the Fund; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Fund or any part of the Fund; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Fund or any part of the Fund or to file any financing statement under the Uniform
Commercial Code of any jurisdiction with respect to the Fund or any part thereof.

         (c) As an additional consideration for and as an inducement for Escrow Agent to act hereunder, it is understood and agreed that, in the event of any disagreement between the parties to this Agreement or among them or any other person(s) resulting in adverse claims and demands being made in connection with or for any money or other property involved in or affected by this Agreement, Escrow Agent shall be entitled, at the option of Escrow Agent, to refuse to comply with the demands of such parties, or any of such parties, so long as such disagreement shall continue. In such event, Escrow Agent shall make no delivery or other disposition of the Fund or any part of such Fund. Anything herein to the contrary notwithstanding, Escrow Agent shall not be or become liable to such parties or any of them for the failure of Escrow Agent to comply with the conflicting or adverse demands of such parties or any of such parties.

         Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Fund or any part thereof or to otherwise act hereunder, as stated above, unless and until:

         (1) the rights of such parties have been finally settled by binding arbitration or duly adjudicated in a court having jurisdiction of the parties and the Fund; or

         (2) the parties have reached an agreement resolving their differences and have notified Escrow Agent in writing of such agreement and have provided Escrow Agent with indemnity satisfactory to Escrow Agent against any liability, claims or damages resulting from compliance by Escrow Agent with such agreement.

         In the event of a disagreement between such parties as described above, Escrow Agent shall have the right, in addition to the rights described above and at the option of Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all money and property comprising the Fund and may take such other legal action as may be appropriate or necessary, in the opinion of Escrow Agent. Upon such tender, the parties hereto agree that Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing and discharge of Escrow Agent of its duties hereunder.

         (d) United agrees to pay Escrow Agent for its ordinary services hereunder the fees determined in accordance with and payable as specified in the Schedule of Fees set forth in Exhibit A attached hereto and made a part hereof. In addition, United agrees to pay to Escrow Agent its expenses incurred in connection with this Agreement, including but not limited to the actual cost of legal services in the event Escrow Agent deems it necessary to retain counsel. Such expenses shall be paid to Escrow Agent within 10 days following receipt by United of a written statement setting forth such expenses.

         United agrees that, in the event any controversy arises under or in connection with this Agreement or the Fund or Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Fund, to pay to Escrow Agent reasonable compensation for its extraordinary services and to reimburse Escrow Agent for all costs and expenses associated with such controversy or litigation.

         As security for all fees and expense to Escrow Agent hereunder and any and all losses, claims, damages, liabilities and expenses incurred by Escrow Agent in connection with its acceptance of appointment hereunder or with the performance of its obligations under this Agreement and to secure the obligation of United to indemnify Escrow Agent as provided herein, Escrow Agent is hereby granted a security interest in and a lien upon the Fund, which security interest and lien shall be prior to all other security interests, liens or claims against the Fund or any part thereof.

                  (e) Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective on the date set forth in such written notice which shall be no earlier than 10 days after such written notice has been given. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, Escrow Agent shall be entitled to tender into the custody of a court of competent jurisdiction all assets then held by it hereunder and shall thereupon be relieved of all further duties and obligations under this Agreement. Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

                  (f) Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards it enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless security and indemnity, as provided in this paragraph, shall be furnished.

                  United agrees to indemnify Escrow Agent and it officers, directors, employees and agents and save Escrow Agent and its officers, directors, employees and agents harmless from and against any and all Claims (as hereinafter defined) and Losses (as hereinafter defined) which may be incurred by Escrow Agent or any of such officers, directors, employees or agents as a result of Claims asserted against Escrow Agent or any of such officers, directors, employees or agents as a result of or in connection with Escrow Agent's capacity as such under this Agreement by any person or entity. For the purposes hereof, the term "Claims" shall mean all claims, lawsuits, causes of action or other legal actions and proceedings of whatever nature brought against (whether by way of direct action, counterclaim, cross action or impleader) Escrow Agent or any such officer, director, employee or agent, even if groundless, false or fraudulent, so long as the claim, lawsuit, cause of action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to or be based upon, in whole or in part: (a) the acts or omissions of United, (b) the appointment of Escrow Agent as escrow agent under this Agreement, or (c) the performance by Escrow Agent of its powers and duties under this Agreement; and the term "Losses" shall mean losses, costs, damages, expenses, judgments and liabilities of whatever nature (including but not limited to attorneys', accountants' and other professionals' fees, litigation and court costs and expenses and amounts paid in settlement), directly or indirectly resulting from, arising out of or relating to one or more Claims. Upon the written request of Escrow Agent or any such officer, director, employee or agent (each referred to hereinafter as an "Indemnified Party"), United agrees to assume the investigation and defense of any Claim, including the employment of counsel acceptable to the applicable Indemnified Party and the payment of all expenses related thereto and, notwithstanding any such assumption, the Indemnified Party shall have the right, and United agrees to pay the cost and expense thereof, to employ separate counsel with respect to any such Claim and participate in the investigation and defense thereof in the event that such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to United. United hereby agrees that the indemnifications and protections afforded Escrow Agent in this section shall survive the termination of the Agreement.

         In order to induce and as partial consideration for Escrow Agent's acceptance of this Agreement, United or WSI acknowledge that Escrow Agent is serving as escrow agent for the limited purposes set forth herein and each represent, covenant and warrant to Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any prospective subscribers for any of the Common Stock to the effect that Escrow Agent has investigated the desirability or advisability of investment in the Common Stock or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions or events contemplated in the Parties' disclosure statements or subscription agreements, other than as Escrow Agent under this Agreement. It is further agreed that no party shall in any way use the name "SunTrust Bank" or "SunTrust Banks, Inc." in any sales presentation or literature except in the context of the duties of the Escrow Agent as escrow agent of the offering of the Common Stock in the strictest sense. Any breach or violation of the paragraph shall be grounds for immediate termination of the Agreement by Escrow Agent in accordance with the terms and provisions set forth herein.

         Without limitation to any release, indemnification or hold harmless provision in favor of Escrow Agent as elsewhere provided in this Agreement, United covenants and agrees to indemnify Escrow Agent and its officers, directors, employees and agents and to hold Escrow Agent and such officers, directors, employees and agents harmless from and against all liability, cost, losses and expenses, including but not limited to attorneys' fees and expenses which are suffered or incurred by Escrow Agent or any such officer, director, employee or agent as a direct or indirect result of the threat or the commencement of any claim or proceeding against Escrow Agent or any such officer, director, employee or agent based in whole or in part upon the allegation of a misrepresentation or an omission of a material or significant fact in connection with the sale or subscription of any one or more of the Common Stock. Escrow Agent shall have no responsibility for approving or accepting on behalf of United any proceeds delivered to it hereunder, nor shall Escrow Agent be responsible for authorizing issuance of the Common Stock or for determining the qualification of any purchaser or the accuracy of the information contained in the Parties' disclosure statements or subscription agreements.

         7.  Interpleader.  If the parties at any time are in disagreement about
             ------------
the interpretation of this Agreement, or the rights and obligations hereunder, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, file an action in interpleader to resolve said disagreement. The Escrow Agent shall be indemnified by United for all costs, including reasonable attorney's fees, in connection with the aforesaid interpleader action, and shall be fully protected by United in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

         8. Notices.  All notices and other  communications  shall be in writing
            -------
and shall be deemed to have been given immediately if delivered personally, on receipt of facsimile transmission with original mailed via First Class Mail (provided such receipt is confirmed by the recipient), or five days after mailing by registered or certified mail (return receipt requested), postage prepaid to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

         (a)      To United:

                  United Community Banks, Inc.
                  P.O. Box 398
                  Blairsville, Georgia  30512
                  Attn.:  Christopher Bledsoe, Chief Financial Officer
                  Telephone:  (706) 745-2151
                  Telecopy:  (706) 745-4865
                  EIN:  58-1807304

         (b)      To WSI:

                  Wachovia Securities, Inc.
                  IJL Financial Center
                  201 North Tryon Street
                  Charlotte, North Carolina 28202
                  Attn.:  James H. Glen, Jr.
                  Telephone:  (704) 379-9217
                  Telecopy:  (704) 379-9025

         (c)      To Escrow Agent:

                   SunTrust Bank
                   Corporate Trust Department
                   424 Church Street, 6th Floor
                   Nashville, Tennessee 37219
                   Attn.:  Donna Williams
                   Telephone:  (615) 748-4745
                   Telecopy:  (615) 748-5331

         9.  Execution and  Counterparts.  This Agreement may be executed in any
             ---------------------------
number of counterparts, each of which shall be deemed an original, and all of which shall constitute a single instrument.

         10. Entire Agreement.  This Agreement  supersedes all prior discussions
             ---------------
and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby and thereby. This Agreement shall not be altered or amended, except by an instrument in writing, signed by or on behalf of the parties hereto.

         11.  Governing Law. The validity and effect of this Agreement  shall be
              -------------
governed by and construed and enforced in accordance with the laws of the State of Tennessee.

         12. Successors and Assigns. Except for resignations permitted under the
             ---------------------
terms hereof, this Agreement may not be assigned to any party hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

         13. Partial  Invalidity and  Severability.  All rights and restrictions
             -------------------------------------
contained herein may be exercised and may be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction or by a duly constituted arbitral tribunal, it is the intent of the parties that the remaining terms hereof shall constitute their Agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect.

         14. Headings.  The headings as to contents of particular  paragraphs in
             --------
this Agreement are inserted only for convenience and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal and caused this Agreement to be executed under seal by their duly authorized officers as of the day and year first above written.

(CORPORATE SEAL)                                 UNITED COMMUNITY BANKS, INC.


Attest:/s/ Billy M. Decker                       By: /s/ Christopher J. Bledsoe
       Secretary                                    Christopher J. Bledsoe
                                                    Chief Financial Officer



(CORPORATE SEAL)                                 WACHOVIA SECURITIES, INC.


Attest:______________________                    By: /s/ Joe H. Glen, Jr.
       Secretary

                    (Signatures continued on following page)

                    (Signatures continued from previous page)



                                            ESCROW AGENT:

                                            SUNTRUST BANK



(BANK SEAL)                                 By:_____________________________
                                                Name:_______________________
                                                Title:______________________

                                    EXHIBIT A

                                                       FEES